CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of E-Com Technologies Corp. (the "Company") on Form 10-QSB for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on August 14, 2003 (the "Report"), we, Kyle Werier, Principal Executive Officer and Ron Jorgensen, Principal Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: October 16, 2003

/s/ Kyle Werier
Kyle Werier, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Ron Jorgensen
Ron Jorgensen, Chief Financial Officer
(Principal Financial Officer)